Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Verus International, Inc. of our report dated April 13, 2020, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Verus International, Inc. for the year ended October 31, 2019.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.
Assurance Dimensions

Margate, Florida

July 27, 2020